SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 26, 2004

Commission File No.: 000-32379


                            AMERICAN AMMUNITION, INC.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)


         California                                      91-2021594
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(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                               Identification No.)

3545 NW 71st Street
Miami, FL                                                      33147
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number: (305) 835-7400



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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

     On November 26, 2004, American Ammunition, Inc. (the "Company") completed a private placement with J.A. Fernandez, Sr. ("Purchaser"), the Company's Chairman of the Board. Under the terms of the financing, the Company issued 1,905,882 shares of Series C Convertible Preferred Stock. The preferred stock is convertible into up to 1,800,000 shares of common stock.

     The aggregate purchase price of the preferred stock issued in the financing is $324,000, of which $74,000 was paid by the Purchaser on August 20, 2004 and an additional $250,000 was paid by the Purchaser on November 26, 2004.


Item 3.02. Unregistered Sales of Equity Securities.

     The private placement with the Purchaser was conducted without registration under the Securities Act of 1933, as amended, in reliance upon the exemptions provided by Securities Act Rule 506, and Section 4(2) of such Act. See Item 1.01 above for further information regarding the terms of the private placement.

     Purchaser may convert his Series C Preferred shares into common stock at the conversion rate in effect at the time of conversion. The conversion price per share for the Series C Convertible Preferred Stock issued to Purchaser is equal to $0.18 per share. The conversion price is subject to adjustment in the case of any stock split, combination, capital reorganization, reclassification, consolidation or merger, and certain dividends. Subject to certain exceptions, the conversion price is also subject to weighted average anti-dilution adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price, exercise price or conversion price less than the conversion price then in effect.


Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     In connection with the transaction described in Items 1.01 and 3.02 above, on November 26, 2004 the Company committed to file a Certificate of Determination of Series C Convertible Preferred Stock with the Secretary of State of the State of California, establishing the rights, preferences, privileges and restrictions of the Company's Series C Convertible Preferred Stock. The Certificate of Determination of Series C Convertible Preferred Stock in substantially the form submitted for filing is attached hereto as Exhibit 3.1.


Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit       Description
--------   -----------------------------------------------------------------

3.1 *      Certificate of Determination of Series C Convertible Preferred Stock

10.1       Subscription Agreement

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*  Filed Herewith




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 29, 2004


                            AMERICAN AMMUNITION, INC.


By: /s/ Andres F. Fernandez
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Andres F. Fernandez
President and Chief Executive Officer